Exhibit 99.1

B2Digital Reports Record Pre-Event Ticket Sales Ahead of Two Major MMA PPV Events this Weekend

TAMPA, FL, November 5, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that the B2 Fighting Series is heading into its biggest weekend ever, with two major MMA pay-per-view events, each primed to drive record PPV ticket sales on continued expansion in the Company’s B2InstaStore marketing platform.

First, on Friday, November 6, HRMMA 116 is set to rock Elizabethtown, Kentucky, as Contender Series veteran, Lance “The Tornado” Lawrence, puts his 5-1 Pro record on the line versus Adli “Sunshine” Edwards, who brings his 7-1 Pro record into the B2 Fighting Series cage for a highly anticipated war celebrating the 12-year anniversary of HRMMA.

Then, on Saturday, November 7, B2 heads to the Faucett Brothers Activity Center in Northport, Alabama for explosive MMA action at Strikehard 57, where the Main Event will pit another Contender Series veteran, “No Way” Jose Johnson (11-6 Pro) against Tyler Wilson (7-3 Pro), one of the top unsigned pro fighters from Canada.

Greg P. Bell, Chairman & CEO of B2Digital, commented, “With another packed weekend of high-level fights ahead, we look forward to another B2 Fighting Series success as we continue to develop our fighters for the big leagues. Pre-event PPV ticket sales for these two events have had the highest pre event PPV ticket sales to date. This weekend could set a new Company record for PPV sales on its own. Come join us over live streaming coverage, Amazon Fire TV, or Apple TV and see what the excitement is all about!”

Management notes that the Company’s B2InstaStore platform has now generated nearly 300 storefronts as B2 Fighting Series fans, followers, and fighters help drive PPV ticket sales with growing impact.

Limited in-person seating for this weekend’s events are nearly sold out, but interested fans can stream it live on Pay-Per-View HERE, or enjoy it live over the B2 Fighting Series app on Amazon Fire TV HERE or Apple TV HERE.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:

Twitter: @B2digitalOTC

Facebook: https://m.facebook.com/b2digitalotc/

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About B2Digital Inc.

With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

B2 Fighting Series Pay Per View Link

www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com

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